Exhibit 3.2

AMENDED AND RESTATED BYLAWS OF

PETROHAWK ENERGY CORPORATION

ADOPTED AS OF JULY 11, 2006

ARTICLE I - OFFICES

Section 1.1. Offices. The registered office of Petrohawk Energy Corporation (the “Corporation”) in the State of Delaware shall be as set forth in its Certificate of Incorporation until changed by the Board of Directors as provided by law.

Section 1.2. Other Offices. The Corporation may also have such offices and places of business, within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board” or the “Board of Directors”) may determine from time to time or as the business of the Corporation may require.

ARTICLE II - DIRECTORS

Section 2.1. General Powers. Subject to the provisions of the Delaware General Corporation Law (the “DGCL”), and subject to any limitations in the Certificate of Incorporation of the Corporation relating to action required to be approved by the stockholders of the Corporation, the property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to officers or employees or other persons, provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board.

Section 2.2. Number and Qualification. The Board of Directors shall consist of not less than one (1) nor more than eleven (11) members, as such number may be designated by the Board of Directors from time to time. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his or her term.

Section 2.3. Election and Terms. Directors shall be elected by a plurality of the votes of the stockholders present in person or represented by written proxy at the annual meeting. Each director so elected shall hold office until the next annual stockholders’ meeting (or in the case of a classified or staggered Board, until the annual stockholders’ meeting at which such director’s class is up for re-election) and until said director’s successor is duly elected and qualified, or until his or her earlier death, resignation, or removal. Any director of the Corporation may resign at any time by notice given in writing or electronic submission to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 2.4. Vacancies. Vacancies on the Board of Directors, however occurring, including, but not limited to, vacancies arising from newly created directorships, may be filled only by a majority vote of the remaining directors, or by the sole remaining director, although less than a quorum; but if there is a complete vacancy upon the Board with no remaining directors, the vacancies may be filled by the stockholders. Each director so elected shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 2.5. Removal of Directors. Unless the Certificate of Incorporation of the Corporation otherwise provides, at any meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except so long as the Corporation’s Board of Directors is classified, stockholders may effect such removal only for cause, or except as otherwise provided by law.

Section 2.6. Meetings of Directors. The directors shall meet at such times and places, within or without the State of Delaware, as the Board may from time to time determine. Any special meeting of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President, or any Vice President or Secretary or any two directors. The annual meeting of the Board of Directors shall be held before or immediately following the stockholders’ annual meeting and at the same place; provided, however, that said meeting may be held on such other day, hour or place, as may be determined by the written consent of all directors, or, in the absence of such consent, as may be designated in written notice sent by the Chairman of the Board, the Chief Executive Officer, the President or by the Secretary to each director at least two (2) days prior to the date specified in said notice. The annual directors’ meeting shall, in any event, be held within ninety (90) days after the annual meeting of the stockholders if so demanded in writing by any director.

Section 2.7. Telephonic Meetings. Members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear one another at the same time. Such participation shall constitute presence in person at the meeting. All participants in any meeting of directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Corporation’s records.

Section 2.8. Quorum and Voting. A majority of the total number of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present, the vote of at least a majority of the directors who are present in person or by proxy, shall decide any matters brought before the meeting unless a different vote is required by statute, the Certificate of Incorporation of the Corporation, or these Bylaws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting. A majority of directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 2.9. Notice. Notice of any special meeting shall be given at least two (2) days prior to the meeting, in person or by any means and in the manner specified in Section 10.1. Any director may waive notice and a written waiver thereof signed by a director (whether, in the case of notice of a meeting, the written waiver is signed before or after the meeting) shall constitute notice. Attendance in person at any directors’ meeting shall for all purposes constitute waiver of notice thereof unless the director attends the meeting for the sole purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened and unless he or she voices his or her objections at the beginning of the meeting and does not otherwise participate therein. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 2.10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 2.11. Compensation. The directors shall receive only such compensation for their services as directors or as members of committees of the Board as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any reasonable expense incurred by such director on account of such director’s attendance at any meetings of the Board or committees of the Board. Except as otherwise limited by law, neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.12. Committees. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board and except as otherwise limited by law, shall have and may exercise all the powers and authority of the Board in the management and the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have power or authority in reference to the following matters: 1) approving or adopting, or recommending to the stockholders, any action or matters (other than the election or removal of directors) expressly required by DGCL to be submitted to stockholders for approval or 2) adopting, amending or repealing any bylaw of the Corporation. A majority of the members of a committee shall constitute a quorum for the transaction of business. Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board. Vacancies in such committees shall be filled by the Board of Directors.

Section 2.13. Chairman of the Board. The Chairman of the Board shall be a Director and, if present, shall preside at all meetings of the Board and meetings of stockholders of the Corporation, and exercise and perform such other powers and duties prescribed by these Bylaws, by DGCL and such other powers and duties as are customarily assigned to such position. The Chairman of the Board shall be elected by the Board of Directors at its annual meeting and shall hold office until the next annual meeting of the Board of Directors or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal; provided, however, that the Chairman may at any time, with or without cause, be removed by the affirmative vote of a majority of the total number of the Board.

Section 2.14. Vice Chairman of the Board. The Vice Chairman of the Board (if any) shall be a Director and shall assist the Chairman in his or her responsibility for Board and stockholder governance, and shall have such other duties as may be from time to time assigned to him or her by the Chairman of the Board. The Vice Chairman of the Board (if any) shall be elected by the Board of Directors at its annual meeting and shall hold office until the next annual meeting of the Board of Directors or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal; provided, however, that the Vice Chairman may at any time, with or without cause, be removed by the affirmative vote of majority of the total number of the Board or by the Chairman of the Board.

ARTICLE III - OFFICERS

Section 3.1. Officers and Election Thereof. The officers of the Corporation shall be a Chief Executive Officer, President, Secretary and a Treasurer, and such other officers and assistant officers, including, but not limited to, a Chief Operating Officer or one or more vice-presidents, as the Board of Directors may from time to time deem necessary or advisable. Any number of offices may be held by the same person. All officers shall be elected by the Board of Directors at its annual meeting, and the Board of Directors shall also be empowered to fill all vacancies in office.

a. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall, subject to the control and direction of the Board of Directors, have general supervision, direction, and control of the business, affairs, operations and officers of the Corporation. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

b. President. In the absence or disability of the Chief Executive Officer, the President, if there be such an officer, may be designated by the Board of Directors and shall perform all the duties of the Chief Executive Officer and when so acting shall have the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. To the extent the President is not also the Chief Executive Officer, the duties of the President shall include, but not be limited to, assisting the Chief Executive Officer in directing the overall business, affairs, operations and officers of the Corporation. Notwithstanding the foregoing, the President shall have the general powers and duties of management usually vested in the office of president of a corporation (as limited by the powers of the Chief Executive Officer), and shall have such other powers and duties as may be prescribed by the Chief Executive Officer, the Board of Directors or these Bylaws.

c. Chief Operating Officer. The Chief Operating Officer, subject to the supervisory powers, control and direction of the Chief Executive Officer and the President (if any) and the supervision of the Board of Directors, shall perform such duties as may be prescribed by the Chief Executive Officer and the President (if any) and shall have the general powers and duties usually vested in the chief operating officer of a corporation. Without limiting the generality of the foregoing, the Chief Operating Officer shall supervise any other officer designated by the Chief Executive Officer and the President (if any) and shall have all such powers as may be reasonably incident to such responsibilities.

d. Vice President. In the absence or disability of the Chief Executive Officer and the President, the vice president, if there be such an officer or officers, may be designated by the Board of Directors and shall perform all the duties of the Chief

Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Chief Executive Officer, the President, or these Bylaws.

e. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and stockholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at meetings of directors, the number of shares present or represented at meetings of stockholders and the proceedings thereof. The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation’s transfer agent, a stock ledger, or a duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the directors required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation, if any, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

f. Treasurer. The Treasurer, if there be such an officer, shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer, the President and the Board of Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

Section 3.2. Term and Removal. Each officer of the Corporation shall hold office until the next annual meeting of the Board of Directors or until his successor is duly elected and qualified, or until his earlier death, resignation, or removal; provided, however, that any officer (other than the Chief Executive Officer) elected by the Board of Directors may at any time, with or without cause, be removed by the Chief Executive Officer or the affirmative vote of a majority of the total number of the Board, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. The Chief Executive Officer may be removed, with or without cause, by the affirmative vote of a majority of the total number of the Board, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

Section 3.3. Assistants, Agents and Employees, Etc. In addition to the officers specified in Section 3.1, the Board may appoint other assistants, agents and employees as it may deem necessary or advisable, including, by way of expansion and not limitation, one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. The Board may delegate to any officer of the Corporation or any committee of the Board the power to appoint, remove and prescribe the duties of any such assistants, agents or employees.

Section 3.4. Resignations. Any officer or assistant may resign at any time by giving written notice of such resignation to the Board or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Section 3.5. Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board or a committee thereof. None of such officers shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE IV - STOCKHOLDERS’ MEETINGS

Section 4.1. Place. Meetings of the stockholders may be held anywhere, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors.

Section 4.2. Date and Place of Annual Meeting. An annual meeting of stockholders shall be held at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time.

Section 4.3. Purpose of Annual Meeting. The purpose of the annual meeting shall be to elect members of the Board of Directors and to transact such other business, without limitation, as may properly come before the annual meeting.

Section 4.4. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board of Directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), the Chairman of the Board or the Chief Executive Officer. No business other than that specified in the notice of special meeting shall be transacted at any such special meeting.

Section 4.5. Notice. Not less than ten (10) nor more than sixty (60) days before every annual or special meeting of stockholders, a written or printed notice stating the time and place thereof and, if a special meeting, the purpose or purposes for which such meeting is called, shall be served upon or mailed to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the books of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice of a meeting of stockholders shall specify the place, the day and the hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of mailing of notice, intends to present for action by the stockholders.

Section 4.6. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business at such meeting. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number of shares on the matter being voted on is required by the Certificate of Incorporation of the Corporation, these Bylaws or applicable law. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by a majority of the shares required to constitute a quorum.

Section 4.7. Adjournment of Stockholders’ Meeting. Any meeting of stockholders may be adjourned at any time, whether or not there is a quorum, by the chairman of such meeting or the vote of the majority of shares represented at such meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4.8. Proxies. At all meetings of stockholders, a stockholder may vote by proxy, executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after three (3) years from the date of its execution, unless the person executing it specified therein a longer period of time for which such proxy is to continue in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 4.9. Action by Consent. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 4.10. Conduct of Stockholder Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board or, in his absence, the Chief Executive Officer of the Corporation, or, if no such person is present, a person designated by the Chairman of the Board. The Secretary of the Corporation, or in his absence, an Assistant Secretary, or, if no such person is present, a person designated by the chairman of the meeting, shall act as secretary of the meeting. The precedence of and procedure on motions and other procedural matters at a meeting shall be as determined by the chairman of such meeting, in his sole discretion, provided that such chairman acts in a manner which is not inconsistent with the Certificate of Incorporation of the Corporation, these Bylaws and applicable law.

Section 4.11. Waiver of Notice. Whenever written notice is required to be given to the stockholders, a written waiver thereof signed by any stockholder entitled to such notice (whether, in the case of notice of a meeting, the written waiver thereof is signed before or after the meeting) shall in all respects be considered notice. Attendance in person at any stockholders’ meeting shall for all purposes constitute waiver of notice thereof unless the stockholder attends the meeting for the sole purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened and unless such stockholder so objects at the beginning of the meeting and does not otherwise participate therein.

Section 4.12. Notification of Stockholder Business. All business properly brought before an annual meeting of stockholders shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a stockholder of record entitled to vote at such meeting if written notice of such stockholder’s intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting and the 10th day following the issuance by the Corporation of a press release announcing the meeting date. In no event shall any press release announcing an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Each notice given by such stockholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the stockholder who intends to propose such business; (C) a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such business; (D) any material interest of the stockholder in such business; and (E) as to the stockholder giving the notice and the beneficial owner, if any, or whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner. The chairman of the meeting may refuse to transact any business at any meeting presented without compliance with the foregoing procedure.

ARTICLE V - DIVIDENDS AND DEPOSIT OF FUNDS

Section 5.1. Dividends. Subject to the laws of the State of Delaware, the Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in cash, property, its own shares, or otherwise.

Section 5.2. Bank Accounts and Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation with such banks, bankers, trust companies or other depositories as the Board of Directors may select or as may be selected by any other officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

ARTICLE VI - STOCK

Section 6.1. Stock Certificates. The certificates for shares of the Corporation’s capital stock shall be in such form as shall be determined from time to time by the Board of Directors. Each stock certificate shall have plainly stated on its face: the name of the Corporation, its state of incorporation, the name of the registered holder of such certificate, and the number and par value of the shares represented thereby, and any other matters required by law. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice-President and by the Secretary or Assistant Secretary, the Treasurer or Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. Each stock certificate shall also have conspicuously noted thereon any restriction on transfer applicable to such certificate.

Section 6.2. Stock Transfer Books. A record of all certificates for shares issued by the Corporation shall be kept by the Secretary or by any transfer agent or registrar appointed pursuant to Section 6.3 below at the principal office of the Corporation or at the office of such transfer agent or registrar. Such record shall show the name and address of the person, firm or corporation in which certificates for shares are registered, the number and classes of shares represented by each such certificate, the date of each such certificate, and in the case of certificates which have been canceled, the dates of cancellation thereof.

Section 6.3. Transfer Agents and Registrars. The Board of Directors may appoint one (1) or more transfer agents, registrars or other agents for the purpose of registering transfer of shares of the Corporation, issuing new certificates of shares of the Corporation and canceling certificates surrendered to the Corporation. Such agents and registrars shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 6.4. Registration of Transfer. Registration of stock transfers shall be made only upon the books of the Corporation upon due presentment to the Corporation of a stock certificate for registration of transfer of the shares evidenced thereby, accompanied by the written assignment thereof by the person in whose name the stock is registered or by his or her duly constituted attorney-in-fact. Prior to presentment for registration of transfer as aforesaid, the Corporation may, at its option, treat the registered owner of any shares of its stock as the owner-in-fact of such shares and as the person exclusively entitled to exercise and enjoy all rights, powers, and privileges of the owner thereof. Accordingly, the Corporation shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 6.5. Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.

ARTICLE VII - RECORD DATE

Section 7.1. Closing of Transfer Books and Fixing Record Date for Determining Stockholders’ Rights. For the purposes of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed in any case sixty (60) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a record date for any such determination of stockholders, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the stock transfer books are not closed and no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which such notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, except that the Board of Directors may fix a new record date for the adjourned meeting. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted.

ARTICLE VIII - FISCAL YEAR

Section 8.1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year unless and until changed by the Board of Directors.

ARTICLE IX - AMENDMENTS

Section 9.1. Amendments. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

ARTICLE X - NOTICES

Section 10.1. Giving of Notice. Except as otherwise provided by the DGCL, these Bylaws, the Corporation’s Certificate of Incorporation, or resolution of the Board of Directors, every meeting notice or other notice, demand, bill, statement or other communication (collectively “Notice”) to or from the Corporation from or to a director, officer or stockholder shall be duly given if it is written or printed and is (a) sent by first class mail or by overnight service of the U.S. Postal Service, postage prepaid, (b) sent by any established overnight air courier service, such as Federal Express, Emery Airborne or UPS, (c) sent by telegraph, tested telex or other tested facsimile transmission, (d) delivered by any commercial messenger service which regularly retains its receipts, (e) sent by electronic transmission, or (f) personally delivered, provided a receipt is obtained reflecting the date of delivery. Notice shall not be duly given unless all delivery or postage charges are prepaid. Notice shall be given to an addressee’s most recent address as it appears on the Corporation’s records. A Notice shall be deemed “given” when dispatched for delivery, or if mailed, on the date postmarked. This Section shall not have the effect of shortening any notice period provided for in these Bylaws.

ARTICLE XI - INDEMNITY

Section 11.1. General. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this paragraph, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith. Any indemnification under this paragraph (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the first and second sentence of this paragraph, as applicable. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 11.2. Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this article. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 11.3. Non-Exclusivity of Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 11.4. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

ARTICLE XII - MISCELLANEOUS

Section 12.1. Execution of Contracts. The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 12.2. Headings. All headings and other titles and captions used in these Bylaws are for convenience only and shall not be considered in construing or interpreting any provision of these Bylaws.

ARTICLE XIII - SEAL

Section 13.1. Seal. The corporate seal of the Corporation shall have inscribed thereon, in the outer circle, the full name of the Corporation and the word “Delaware”, with the words “Corporate Seal” across the center thereof.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1)	That I am the duly elected and acting secretary of Petrohawk Energy Corporation, a Delaware corporation; and

(2)	That the foregoing bylaws, comprising thirteen (13) pages, including this Certificate, constitute the amended and restated bylaws of said Corporation, as duly adopted at a meeting of the Board of Directors thereof duly held on the 11th day of July, 2006.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name this 11th day of July, 2006.

/s/ David S. Elkouri
David S. Elkouri, Secretary

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